UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Akumin Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Akumin Inc.

Important Notice Regarding the Availability of Proxy Materials

Annual General and Special Meeting of Shareholders to be held on June 30, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all important information contained in the proxy materials before voting.

The Notice, the Management Proxy Circular and the Annual Report on Form 10-K are available at https://docs.tsxtrust.com/2312.

Guidelines and Conditions:

1. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE PROXY MATERIALS PRIOR TO VOTING.

3. If you appoint the management nominees to vote your common shares, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the recommendations of the Board of Directors highlighted for each resolution on the reverse. If you appoint someone else to vote your common shares, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice accompanying the proxy or such other matters which may properly come before the Annual General and Special Meeting of Shareholders or any adjournment or postponement thereof.

5. Each shareholder has the right to appoint a person other than the management nominees specified herein to represent them at the Annual General and Special

Meeting of Shareholders or any adjournment or postponement thereof. Such right may be exercised by inserting in the blank space in the first paragraph of this proxy, the name of the person to be appointed, who need not be a shareholder of the Company.

6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the Company.

7. To be valid, this proxy must be received by the Company before the deadline of 10:00 a.m. (Eastern time) on June 28, 2022 or in the case of any adjournment or postponement of the Annual General and Special Meeting of Shareholders prior to 10:00 a.m. (Eastern time) on the date that is two business days before the date of the adjourned or postponed meeting.

8. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the shareholder may be required to provide documentation evidencing the signatory’s power to sign the proxy.

Notice and Access

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all important information contained in the proxy materials before voting.

The Company is providing access to its proxy materials over the internet in accordance with the notice and access rules of the U.S. Securities and Exchange Commission. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to its shareholders. These shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice of Internet Availability.

Akumin Inc. has elected to utilize notice and access and provide you with the following information on how to access the proxy materials:

The proxy materials are available electronically at https://docs.tsxtrust.com/2312. If you wish to receive a paper copy of the meeting materials or have questions about notice and access, please visit www.tsxtrust.com, call 1-866-600-5869 or email tsxtis@tmx.com. In order for you to receive timely delivery of the documents in advance of the meeting, you must request the information no later than five business days prior to the date of the meeting, by June 23, 2022.

In accordance with National Instrument 51-102 – Continuous Disclosure Obligations, registered and beneficial security holders may elect annually to receive a copy of our annual financial statements and corresponding management discussion and analysis (“MD&A”) or interim financial statements and the corresponding MD&A, or both.

IF YOU WISH TO RECEIVE THESE DOCUMENTS BY MAIL, PLEASE DETACH THIS PORTION AND RETURN THIS COMPLETED FORM TO:	Rather than receiving the financial statements by mail, you may choose to view these documents on the SEDAR website at www.sedar.com.

TSX Trust Company 301 - 100 Adelaide Street West Toronto ON M5H 4H1 Or by fax to: 416-595-9593

I HEREBY CERTIFY that I am a registered and/or beneficial holder of the Corporation, and as such, request that my name be placed on the Corporation’s Mailing List in respect to its annual and/or interim financial statements and the corresponding MD&A for the current financial year.

Please send me:     ☐      Annual Financial Statements with MD&A                            ☐ Interim Financial Statements with MD&A

FIRST NAME	LAST NAME
ADDRESS	CITY
PROVINCE/STATE	POSTAL/ZIP CODE	COUNTRY
	Signature of Security holder	DATE (MM/DD/YYYY)